AMENDMENT NO. 1
                                       To
                             Stockholders' Agreement


         This Amendment No. 1 (this "Amendment") to Stockholders' Agreement (the "Underlying Agreement"), dated as of April 11, 1997, among General Acceptance Corporation, an Indiana Corporation (the "Company"), Conseco, Inc., an Indiana corporation ("Conseco"), Capitol American Life Insurance Company, an Arizona life insurance company (the "Purchaser"), and each of the undersigned "Stockholders" listed on the signature page hereof, is made as of September 16, 1997.

                               W I T N E S S T H:

         Whereas, simultaneously with the execution and delivery of this Amendment, the Company and Conseco are entering into an Agreement, of even date herewith (the "September Agreement"), which provides among other things for the guarantee by Conseco of certain obligations of the Company to General Electric Capital Corporation ("GECC") pursuant to that certain Limited Continuing Guaranty, of even date herewith, issued by Conseco for the benefit of GECC (the "Guaranty") in consideration, among other things, for the issuance to Conseco of
(x) the Company's 12% Subordinated Convertible Note, of even date herewith (the "Note"), in an aggregate principal amount of $10,000,000 and all other amounts paid by, or on behalf of, Conseco pursuant to the Guaranty which is convertible into shares of common stock, no par value, of the Company ("Common Stock"), and
(y) a Warrant, of even date herewith (the "Warrant"), to purchase 500,000 shares of Common Stock, in each case adjustable as provided therein; and

         Whereas, the parties desire to amend the Underlying Agreement as provided by this Amendment.

         NOW, THEREFORE, in order to induce the parties hereto to enter into the September Agreement and the Supplemental Agreements referred to therein and to consummate the transactions contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Underlying Agreement is hereby amended as of the date hereof as follows:

         1. Terms defined herein shall have the meanings ascribed to them in this Amendment. Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used herein shall have the meanings set forth in the Underlying Agreement.

         2. All references in the Underlying Agreement to the Agreement

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shall mean the Underlying Agreement as amended by this Amendment.

         3. The first sentence of Section 1(a) of the Underlying Agreement is hereby amended by (x) inserting immediately after the first use of the term "outstanding" therein the following: "and neither Conseco, its successors and assigns nor any holder of the Note or a Warrant has any further right, obligation or liability under the Guaranty, the Note or the Warrant", and (y) by inserting immediately after the term "control" in the sixth line thereof before the parenthetical the following, "including but not limited to the voluntary resignation of such Stockholders and the Stockholders' Designee hereinafter defined."

         4. Section 1(a) of the Underlying Agreement is hereby amended by adding a new subsection immediately after subsection (iv) thereof to be and read as follows:

                  "(v) in the event that (x) at any time a holder of Common Stock obtained through conversion under the Debentures or the Note or upon exercise under the Warrant requests registration of such securities pursuant to an existing registration rights agreement with the Company, the Company fails or refuses to register such shares of Common Stock pursuant to the terms and provisions of such registration agreement, (y) Conseco becomes obligated to make payment pursuant to the Guaranty, or (z) without the consent of Conseco, after the date hereof, the Company incurs additional Obligations (as defined in the Guaranty), amends, modifies or otherwise changes the terms of the Obligations, GECC's obligations, responsibilities or liabilities with respect to the
Obligations or the terms or provisions of any document relating to the Obligations or makes any waiver relating to the foregoing, the Board shall (so long as the Debentures are outstanding or Conseco, its successors or assigns or any holder of the Note or a Warrant has any right, obligation or liability under the Guaranty, the Note or the Warrant) consist of eight (8) members, six (6) of which shall be Conseco Designees."

         5. Section 4 of the Underlying Agreement is hereby amended to be and read in its entirety as follows:

                  "4.  Action by Stockholders and the Company.

                  Each Stockholder shall vote all of his or her Securities which are voting shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary action (whether in his or her capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution

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of  written  consents  in lieu of  meetings),  and the  Company  shall  take all necessary or desirable actions within its control (including calling special board or stockholder meetings) so that (x) the issuance of the Debentures to the Purchaser, including but not limited to, the conversion features of the Debentures, is approved and ratified at the next meeting of the stockholders of the Company held after April 11, 1997, and (y) the issuance of the Warrant and the Note to Conseco, including but not limited to the conversion features of the Note, all corporate action which is necessary or desirable in connection with the authorization and issuance of the shares of Common Stock issuable pursuant to the Note or the Warrant, is authorized, approved and ratified by the stockholders of the Company as soon as practicable after the date hereof, but in no event more than 90 days after the date hereof (unless Conseco shall otherwise agree)."

         6. Section 7(a) of the Underlying Agreement is hereby amended by inserting at thereof the following:

                  "(iv) as of September 16, 1997 such Stockholder is the record or beneficial owner of the Securities set forth opposite his, her or its name on the signature page hereof."

         Except as otherwise provided herein, the terms and provisions of the Underlying Agreement shall remain unchanged and continue in full force and effect.

         This Agreement may be executed in any number of counterparts, each of which shall, collectively and separately, constitute one agreement.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                 GENERAL ACCEPTANCE CORPORATION


                 By /s/ R.E. ALGOOD, President


                 CONSECO, INC.


                 By /s/ ROLLIN M. DICK


                 CAPITOL AMERICAN LIFE INSURANCE COMPANY

                 By /s/ ROLLIN M. DICK



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                       STOCKHOLDERS"


                       STOCKHOLDER                               SHARES



                       /s/ MALVIN L. ALGOOD                      1,100,000
                       Malvin L. Algood



                       /s/ RUSSELL E. ALGOOD                     1,041,000
                       Russell E. Algood



                       /s/ JOHN G. ALGOOD                        956,000
                       John G. Algood



                       /s/ JANET ALGOOD
                       Janet Algood



                       /s/ SHIRLY COOK                          966,000
                       Shirley Cook





















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